    Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	Saleh Sagr, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces its Second Quarter Financial Results and Initiates Exploration of Strategic Alternatives to Maximize Shareholder Value

•        The Company generated net sales of $47.9 million for the quarter and $94.6 million year-to-date

•        Income before income taxes of $2.8 million for the quarter and $10.2 million year-to-date

•        Adjusted Income before income taxes of $4.9 million for the quarter and $12.3 million year-to-date

•        Backlog of $157.8 million at July 31, 2025, compared to $138.1 million at January 31, 2024

SPRING, TX, September 15, 2025 - Perma-Pipe International Holdings, Inc. (NASDAQ: PPIH) announced today financial results for the second quarter and fiscal year-to-date period ended July 31, 2025.

“For the three months ended July 31, 2025, net sales were $47.9 million, an increase of $10.4 million, or 27.7%, compared to $37.5 million in the prior-year quarter. Growth was driven by higher sales volumes in both the Middle East and North America. Gross profit was $14.4 million, up $0.9 million from $13.5 million last year, reflecting higher activity levels. General and administrative expenses increased to $10.0 million from $6.0 million, primarily due to higher payroll and professional fees. This includes a one-time $2.1 million charge related to accelerated executive compensation following the departure of the previous CEO. The Company also incurred additional costs in the quarter for setting up a manufacturing facility in Qatar on the back of securing more than $5 million in new awards, which will be executed before the end of this year. The Company’s effective tax rate (“ETR”) was 54%, compared to 23% in the prior-year quarter, reflecting the impact of the one-time compensation charge and jurisdictional income mix. As a result, net income attributable to common stock was $0.9 million, compared to $3.3 million in the second quarter of fiscal 2024.” noted President and CEO Saleh Sagr.

“For the six months ended July 31, 2025, net sales were $94.6 million, an increase of $22.8 million, or 31.8%, compared to $71.8 million in the prior-year period. Growth was driven by stronger sales volumes in both the Middle East and North America. Gross profit was $31.1 million, up $7.1 million from $24.0 million, reflecting increased activity levels and improved margins from product mix. General and administrative expenses rose to $17.8 million from $12.1 million, due to higher payroll and professional fees, including the one-time compensation charge related to the departure of the previous CEO. The Company’s effective tax rate was 30%, compared to 25% in the prior-year period. Net income attributable to common stock increased to $5.8 million, up $1.1 million, or 23.0%, from $4.7 million in the same period of fiscal 2024.” Mr. Sagr commented.

President and CEO Saleh Sagr added: “Backlog stood at $157.8 million at July 31, 2025, an increase of $19.7 million, or 14.3%, from January 31, 2025, and an increase of $82.3 million, or 109.0%, from July 31, 2024. This represents more than double the backlog reported at the end of last year’s second quarter, with growth across both North America and the MENA region.”

“Our strong first-half results reflect both the continued momentum in our core markets and the benefits of improved operating leverage. The Middle East and North America remain key growth engines for the business, and we are seeing positive contributions from both regions. While we absorbed higher G&A costs this period, including the one-time charge related to leadership transition, we also made strategic investments in establishing our new Qatar facility, supported by more than $5 million of new awards to be delivered before year-end. We remain confident in our ability to drive profitable growth and strengthen our competitive position in the markets we serve.” Mr. Sagr concluded.

Perma-Pipe International Holdings, Inc. Initiates Exploration of Strategic Alternatives to Maximize Shareholder Value

The Company is evaluating a wide range of value creation alternatives including, but not limited to, continued execution of the Company’s business plan, a tax-efficient sale of one or more of the Company’s divisions or a sale of the entire Company.

“As we seek to close the gap between Perma-Pipe’s public market valuation and the Company’s sum-of-the-parts value, the Board has authorized a comprehensive review of strategic alternatives,” said Perma-Pipe Chairman Jon Biro. “We are approaching this process with constructive discipline and an open mind, and we will be assisted by our outside advisors and guided by our continued commitment to maximize shareholder value.”

President & CEO Saleh Sagr noted: “While the review is underway, Perma-Pipe remains focused on delivering strong results and capitalizing on growing global demand for sustainable infrastructure.”

No assurance can be given regarding the outcome or timing of exploring strategic alternatives, and updates will be provided only as appropriate.

Energy Capital Solutions, LLC is serving as financial advisor and Gray Reed & McGraw LLP is serving as legal counsel for this strategic review.

Second Quarter Fiscal 2025 Results

Net sales were $47.9 million and $37.5 million in the three months ended July 31, 2025 and 2024, respectively.  The increase of $10.4 million was a result of increased sales volumes in the Middle East and in North America.

Gross profit was $14.4 million and $13.5 million in the three months ended July 31, 2025 and 2024, respectively. The increase of $0.9 million was driven primarily by increased volume of activity in the quarter.

General and administrative expenses were $10.0 million and $6.0 million in the three months ended July 31, 2025 and 2024, respectively. The increase of $4.0 million was due to higher payroll expenses and professional fees in the quarter. This includes a one-time charge due to an acceleration of certain executive compensation expense in the quarter as a result of a departure from the organization.

Selling expenses were $1.2 million and $1.4 million in the three months ended July 31, 2025 and 2024, respectively. The decrease of $0.2 million was due to lower payroll expense in the quarter.

Net interest expense remained consistent and was $0.4 million and $0.5 million in the three months ended July 31, 2025 and 2024, respectively.

The Company's ETR was 54% and 23% in the three months ended July 31, 2025 and 2024, respectively. The change in the ETR is due to the mix of income and loss in various jurisdictions, primarily an increase in income in UAE, and a tax deduction limitation that was attributable to an acceleration of certain executive compensation.

Net income attributable to common stock was $0.9 million and $3.3 million in the three months ended July 31, 2025 and 2024, respectively. The decrease of $2.4 million was mainly due to higher payroll expenses in connection with a one-time charge of $2.1 million due to an acceleration of certain executive compensation as a result of a departure from the organization.

The Company performed its public float calculation pursuant to the SEC's Public Float Test as of the last business day of its second fiscal quarter ended July 31, 2025. Based on this calculation, the Company concluded that its public float exceeded the threshold of $75 million to retain its filer status as a Smaller Reporting Company ("SRC"). As a result, the Company's filer status has changed and henceforth will be classified as an accelerated filer. Accordingly, the Company will be subject to the requirements within this classification, including an accelerated timeline to file certain periodic reports and will no longer be eligible for the scaled-down financial disclosure requirements provided to entities that meet the definition of an SRC. This change in filer status goes into effect for fiscal year ended January 31, 2026, which is the first annual report filed for the fiscal year in which the Company loses its SRC status.

Fiscal 2025 Year-to-Date Results

Net sales were $94.6 million and $71.8 million in the six months ended July 31, 2025 and 2024, respectively.  The increase of $22.8 million was a result of increased sales volumes in the Middle East and in North America.

Gross profit was $31.1 million and $24.0 million in the six months ended July 31, 2025 and 2024, respectively. The increase of $7.1 million, was driven primarily by increased volume of activity and better margins due to product mix.

General and administrative expenses were $17.8 million and $12.1 million in the six months ended July 31, 2025 and 2024, respectively. The increase of $5.7 million was due to higher payroll expenses and professional fees. This includes a one-time charge due to an acceleration of certain executive compensation expense as a result of a departure from the organization.

Selling expenses remained consistent and were $2.3 million and $2.6 million in the six months ended July 31, 2025 and 2024, respectively. The decrease of $0.3 million was primarily attributable to lower payroll expenses.

Net interest expense was $0.8 million and $1.0 million in the six months ended July 31, 2025 and 2024, respectively. The decrease of $0.2 million was the result of an overall reduction in interest rates during the year.

The Company's ETR was 54% and 23% in the six months ended July 31, 2025 and 2024, respectively. The change in the ETR is due to the mix of income and loss in various jurisdictions, primarily an increase in income in UAE, and a tax deduction limitation that was attributable to an acceleration of certain executive compensation.

Net income attributable to common stock was $5.8 million and $4.7 million in the six months ended July 31, 2025 and 2024, respectively. The increase of $1.1 million, was mainly due to increased sales volumes and better project execution during the current year, offset by higher payroll expenses in connection with a one-time charge due to an acceleration of certain executive compensation expense as a result of the recent departure of the former chief executive officer.

Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (the “Company”) is a global leader in pre-insulated piping and leak detection systems for oil and gas gathering, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, the Company has operations at fourteen locations in six countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) fluctuations in the price of oil and natural gas and its impact on customer order volume for the Company's products; (ii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (iii) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve sustained profitability and positive cash flows; (vi) the Company's ability to collect a long-term account receivable related to a project in the Middle East; (vii) the Company’s ability to interpret changes in tax regulations and legislation; (viii) the Company's ability to use its net operating loss carryforwards; (ix) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s "over-time" revenue recognition; (x) the Company’s failure to establish and maintain effective internal control over financial reporting; (xi) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (xii) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xiii) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xiv) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xv) reductions or cancellations of orders included in the Company’s backlog; (xvi) risks and uncertainties specific to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the impact of pandemics and other public health crises on the Company and its operations; and (xx) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com.)

The Company's fiscal year ends on January 31. Years, results, and balances described as 2025, 2024, an 2023 are for the fiscal year ended January 31, 2026, 2025, and 2024, respectively.

Additional information regarding the Company's financial results for the three and six months ended  July 31, 2025, including management's discussion and analysis of the Company's financial condition and results of operations, is contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended  July 31, 2025, which will be filed with the Securities and Exchange Commission on or about the date hereof and will be accessible at www.sec.gov and www.permapipe.com. For more information, visit the Company's website.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Net sales	$47,902	$37,513	$94,648	$71,834
Gross profit	14,423	13,474	31,147	23,991

Total operating expenses	11,236	7,332	20,070	14,716

Income from operations	3,187	6,142	11,077	9,275

Interest expense	415	514	821	1,021
Other expense	21	38	70	105
Income before income taxes	2,751	5,590	10,186	8,149

Income tax expense	1,489	1,306	3,070	2,076
Net income	$1,262	$4,284	$7,116	$6,073
Less: Net income attributable to non-controlling interest	411	995	1,313	1,341
Net income attributable to common stock	$851	$3,289	$5,803	$4,732

Earnings per share attributable to common stock
Basic	$0.11	$0.41	$0.73	$0.60
Diluted	$0.10	$0.40	$0.72	$0.59

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 31, 2025	January 31, 2025
ASSETS
Current assets	$125,346	$108,802
Long-term assets	63,644	56,439
Total assets	$188,990	$165,241
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$66,815	$54,063
Long-term liabilities	29,746	28,073
Total liabilities	96,561	82,136
Non-controlling interests	12,225	10,967
Stockholders' equity	80,204	72,138
Total liabilities and equity	$188,990	$165,241

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

ADJUSTED INCOME BEFORE TAX

(In thousands)

(Unaudited)

The following information contains a reconciliation of the non-GAAP financial measure of adjusted income before income tax and income before tax prepared in accordance with generally accepted accounting principles ("GAAP") for the three and six months ended July 31, 2025, and 2024, respectively. This reconciliation is intended to provide investors with useful information in evaluating the Company's performance. Adjusted income before tax includes certain adjustments as identified below. This measure is not considered an alternative to income before tax or other financial measures of performance that are prepared in accordance with GAAP. The Company believes that the exclusion of certain items from income before tax allows investors to more effectively evaluate the Company's operating performance and identify trends that might not be apparent due to the variability and infrequent nature of these items. In addition, the Company believes this measure provides meaningful information to investors when comparing results between periods and performance with respect to the Company's peers.

Adjustments made for certain items are further described as follows: (i) one-time charge in connection with the acceleration of executive compensation; (ii) other non-recurring charges. As a result of these adjustments, some items that affect income before tax may not be comparable to similar measures of other companies.

The following table provides a reconciliation of the GAAP and non-GAAP financial measure:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Income before income tax (GAAP as reported)	$2,751	$5,590	$10,186	$8,149
Acceleration of certain executive compensation	2,018	-	2,018	-
Other one-time charges	88	-	88	-
Adjusted income before tax	$4,857	$5,590	$12,292	$8,149

Perma-Pipe International Holdings, Inc.
Saleh Sagr, President and CEO

Perma-Pipe Investor Relations
847.929.1200
investor@permapipe.com

Energy Capital Solutions, LLC

Scott Trulock

214-219-8204

strulock@nrgcap.com